Exhibit 10.40
Employment Agreement
     This employment agreement (“Agreement”), made and entered into this 20st day of November 2006, by and between CytoCore, Inc., with its principal place of business at 414 North Orleans Court, Suite 502 in Chicago, Illinois 60610 (the “Company”) and Robert McCullough Jr., 227 South Ridgewood, Kentfield, CA 94904 ( “McCullough”).
Background
     McCullough provides a variety of financial and business services as part of his duties as Chief Financial Officer for CytoCore, and is ready, willing, and able to provide such assistance to the Company on the terms and conditions set forth herein.
     The Company is in the process of developing a series of medical devices, drug delivery Systems, and other cervical and uterine cancer related medical Systems. In pursuit of its business strategy the Company desires to retain the services of McCullough under the terms and conditions set forth herein.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and McCullough agree as follows:
1.	Engagement and Scope of Services.

1.1	Company hereby retains McCullough and McCullough agrees to provide to the Company the employment services which are more fully described below:

Employment duties will involve but are not limited to interaction with the Company’s Chief Executive Officer, Medical Advisory Board, other Officers, or consultants related to or regarding the Company’s business plans, operations, commercialization of medical devices, and other business matters that fall within McCullough’s area of expertise. McCullough will report directly to the Board of Directors and the Audit Committee comprised of members of the Board of Directors

McCullough will be responsible for the financial accounting and reporting of the state of the Company’s financial operations and condition in accordance with rules and regulations promulgated by regulatory authorities. McCullough has the authority to hire necessary personnel and consultants to achieve this objective. and discharge same. McCullough will be responsible for generating financial projections and will have direct access to all personnel and consultants employed by the Company in order to obtain necessary information for such projections. Company will provide direct access to all computers and computer generated information required for financial statement preparation. Company will reimburse McCullough. for attending seminars that McCullough feels are essential to perform the duties listed above
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